Exhibit 3(b)

                              BY-LAWS

                                OF

                      DETECTION SYSTEMS, INC.


       As amended and restated by the Board of Directors on

                         February 21, 2000


                             ARTICLE I
                           SHAREHOLDERS

           Section 1.Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of other business shall be held each year on such day and at such hour in July, or on such other date, as shall be fixed by the Board of Directors. Annual meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

           Section 2.Special Meetings. A special meeting of the shareholders may be called at any time by the President or by the Board of Directors and shall be held at such place, within or without the State of New York, on such day and at such hour as is fixed in the call of the meeting.

           Section 3.Record Date for Meetings and Other Purposes. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

           If no record date is so fixed by the Board of Directors, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is not given by reason of due waiver thereof, the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

           A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, made in accordance with this Section, shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

           Section 4.Notice of Meetings. Notice of each meeting of shareholders shall be in writing and shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such address as appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices be mailed to some other address, then directed to the shareholder at such other address.

           Section 5.Organization. At each meeting of shareholders, the President, or in the President's absence, a Vice President, shall preside and the Secretary, or in the Secretary's absence an Assistant Secretary, shall act as secretary of the meeting. If none of those designated to preside or to act as secretary of the meeting shall be present, the shareholders present in person or by proxy and entitled to vote at the meeting shall select someone to preside or to act as secretary, as may be needed.

           Section 6.Quorum. At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

           Section  7.    Voting.  At each meeting of
shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in his or her name on the record of shareholders. All matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.

           Section 8.Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for her or him by proxy. Every proxy must be signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

           Section 9.List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

           Section 10. Nature of Business at Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by a shareholder of the Corporation (i) who was a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at the meeting and (ii) who has complied with the notice procedures set forth in this Section.

           In addition to any other applicable requirements, including the rules and regulations of the Securities and Exchange Commission applicable to shareholder proposals, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

           To be timely, a shareholder's notice to the Secretary must be delivered to the Secretary or mailed to the Secretary and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within thirty (30) days before or after that anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

           To be in proper written form, a shareholder's notice to the Secretary must be signed by the shareholder and must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business intended to be brought before the annual meeting (containing 500 words or less) and the reasons for conducting the business at the annual meeting, (ii) the name and record address of the shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the shareholder, (iv) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) relating to the business being proposed by the shareholder and any material interest of that shareholder in that business, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring that business before the meeting.

           No business shall be conducted at an annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once an item of business has been properly brought before the annual meeting in accordance with these procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder concerning that item of business. If the chairman of the annual meeting determines that a proposal to conduct business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the proposal to conduct the business was not properly brought before the meeting and thereupon that business shall not be transacted.


                            ARTICLE II
                        BOARD OF DIRECTORS

           Section 1.General Power. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the business, property, and affairs of the Corporation shall be managed under the direction of its Board of Directors.

           Section 2.Number. The number of directors constituting the entire Board of Directors shall be such number, not less than three, as shall be fixed from time to time by the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

           Section 3.Election and Term of Directors. Directors shall be elected at the annual meeting of shareholders. Each director shall hold office until the next annual meeting and until the director's successor has been elected and qualified.

           Section 4.Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after adjournment of the annual meeting of shareholders. Other regular meetings of the Board shall be held at such times as may from
time to time be fixed by resolution of the Board.   Special
meetings of the Board may be held at any time upon the call of the President or any two directors. Meetings of the Board of Directors shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board or by order of the President. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation.

           Section 5.Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of each special meeting shall be mailed, emailed, or sent by facsimile to each director, addressed to the address last given by the director to the Secretary or, if none has been given, to the director's residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent so addressed to the director by recognized overnight delivery service at least two days, or by telegraph, cable, wireless, or similar means at least twenty-four hours, or shall be delivered personally or by telephone at least three hours, before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise expressly provided. Notices of any such meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

           Section 6.Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board.

           Section 7. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

           Section 8.Participation in Board Meetings by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

           Section 9.Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

           (1) The submission to shareholders of any action that needs shareholders' approval under the New York Business Corporation Law;

           (2) The filling of vacancies in the Board of Directors or in any committee;

           (3) The fixing of compensation of the directors for serving on the Board or on any committee;

           (4) The amendment or repeal of the By-laws, or the adoption of new By-laws; and

           (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

           Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

           Section 10. Resignation and Removal. Any director may resign at any time by giving written notice to the President or to the Secretary. The resignation shall take effect at the time specified therein or, if no time is specified, then on delivery and unless otherwise specified therein, the acceptance of the resignation by the Board of Directors shall not be needed to make it effective. Any or all of the directors may be removed, at any time, with or without cause, by vote of the shareholders at a special meeting of shareholders, and any vacancy thereby created may be filled at that meeting by vote of the shareholders and, if not so filled, then by the directors as provided in Section 11 of this Article.

           Section 11. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of shareholders and until such director's successor has been elected and qualified.

           Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. At any annual meeting of shareholders, or at any special meeting of shareholders that is called for the purpose of electing directors, nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of shareholders entitled to vote at the meeting and (ii) who complies with the notice procedures set forth in this Section.

           In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

           To be timely, a shareholder's notice of the nomination must be delivered to the Secretary or mailed to the Secretary and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after that anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

           To be in proper written form, a shareholder's notice to the Secretary must be signed by the shareholder and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and the address of record of the shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

           No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the shareholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and thereupon the defective nomination shall be disregarded.

                            ARTICLE III
                             OFFICERS

           Section 1.Officers Enumerated. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person unless all of the issued and outstanding stock of the Corporation is owned by that person.

           Section 2.Election and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual election of directors. The officers need not be directors. Unless elected for a lesser term, and subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office for one year and until such officer's successor has been elected and qualified.

           Section 3.The President. The President shall be the chief executive officer of the Corporation and, subject to the determinations of the Board of Directors, shall have general control and management of the business, property, and affairs of the Corporation. The President shall preside at all meetings of shareholders and of the Board. In the absence or incapacity of any other officer of the Corporation, the President shall have the authority and may perform the duties of that officer.

           Section 4.The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order of seniority as fixed by the Board, have the authority and perform the duties of the President, and each shall have such other authority and perform such other duties as the Board of Directors may prescribe.

           Section 5.The Secretary. The Secretary (a) shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board when required,
(c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

          Section 6.The Treasurer. The Treasurer (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer's signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board of Directors may prescribe.

           Section 7.Assistant Officers. Any Assistant Vice President, Assistant Secretary, or Assistant Treasurer elected by the Board of Directors, (a) shall assist the Vice President, Secretary, or Treasurer, respectively, as the case may be, (b) shall possess that officer's authority and perform that officer's duties in that officer's absence or incapacity, and, (c) shall have such other authority and perform such other duties as the Board of Directors may prescribe.

           Section 8.Appointed Officers. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent, or employee.

           Section 9.Securities of Other Corporations. The President or the Treasurer may, with respect to any shares of stock or other securities issued by any other corporation or other business organization and held by the Corporation, exercise voting and similar rights on behalf of the Corporation and execute proxies for that purpose. In addition, any such officer may endorse for sale or transfer and may sell or transfer for and on behalf of the Corporation any such stock or other securities and may appoint proxies or attorneys for that purpose.


                            ARTICLE IV
                     SHARES AND THEIR TRANSFER

           Section 1.Certificates of Stock. Every shareholder shall be entitled to have one or more certificates, in such form as the Board of Directors may from time to time prescribe, representing in the aggregate the number of shares of stock of the Corporation owned by said shareholder, which certificates shall be signed by or in the name of the Corporation by the president or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary.

           Section 2.Transfers. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by such holder's duly authorized attorney, but, except as hereinafter provided in the case of loss, destruction, or mutilation of certificates, no transfer of shares shall be entered until the previously issued certificate representing those shares shall have been surrendered and canceled. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered as the holder of shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

           Section 3.Stock Transfer Books. In the event of declaration of a dividend the stock transfer books of the Company shall not be closed but a record date will be fixed upon which the Company's transfer agent shall take a record of all shareholders entitled to the dividend without actually closing said stock transfer books.

           Section 4.Lost, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate representing shares of stock of the same tenor and the same number of shares in place of a certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed; provided, however, that the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

                             ARTICLE V
                              GENERAL

           Section 1.Seal.  The seal of the Corporation shall be
in the form of a circle and shall bear matters deemed appropriate by the Board of Directors.

           Section 2.Indemnification of Directors and Officers.
           (a) Right to Indemnification. Except as prohibited by law or as provided in Paragraph (b) below, the Corporation shall indemnify each person against all reasonable expenses and any other liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, or other, or whether brought by or in the right of the Corporation or otherwise, in which such person may be involved as a party or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served in any capacity at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (any such actual or threatened claim, action, suit or proceeding hereinafter being referred to as an "action"). To the maximum extent permitted by law, the Corporation shall make advances of expenses incurred by such person in connection with an action prior to final disposition of such action, subject to receipt by the Corporation of an undertaking by or on behalf of such person to repay such advances to the extent such person is ultimately found not to be entitled to indemnification. As used herein, "expenses" shall include, without limitation, costs of investigation, including experts, the costs of defense of actions and appeals therefrom and fees and expenses of counsel selected by such person. As used herein, "liability" shall include amounts of judgments, excise taxes, fines and penalties, amounts paid in settlement and any other amounts which the person may be obligated to pay as a result of any action.

           (b) Exclusions. No such indemnification shall be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that either (i) such person's acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the action, or (ii) that such person gained in fact a financial profit or other economic advantage to which such person was not legally entitled.

           (c) Indemnification Not Exclusive. The right of indemnification provided for herein shall not be deemed exclusive of any other rights to which persons seeking indemnification hereunder may be entitled under applicable law, by agreement or otherwise, and the provisions hereof shall inure to the benefit of the heirs, beneficiaries and legal representative of persons entitled to indemnification hereunder and shall be applicable to actions arising from acts or omissions occurring before or after the adoption hereof. The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Corporate, by serving as such after the adoption hereof, are acting in reliance on this Section 2 and that the Corporation is estopped to contend otherwise.

           (d) Contract Rights. The right of indemnification under this Section 2 shall be deemed to constitute a contract between the Corporation and the persons entitled to indemnification and may not, without the consent of such person, be amended or repealed with respect to any event, act or omission occurring or allegedly occurring prior to the end of the term of office such person is serving when such amendment or repeal is adopted.

           (e) Miscellaneous. Persons who are not directors or officers of the Corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors. The Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance of such person's duties also involves duties or services to the plan or its participants or beneficiaries.

           Section 3.Fiscal Year. The fiscal year of the Corporation shall end at the close of business on March 31 of each calendar year.
                            ARTICLE VI
                            AMENDMENTS

           Section 1.Power to Amend. Both the shareholders and the Board of Directors shall have the power to adopt, amend, or repeal By-laws. Any By-law adopted by the Board may be amended or repealed by the shareholders at any annual or special meeting of the shareholders.

           Section 2.Amendment Affecting Election of Directors. If any By-law regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                             * * * * *